UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    June 13, 2011

KENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-7986	75-1695953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7501 Tillman Hill Road, Colleyville, Texas		76034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(682) 738-8011

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 13, 2011, Kent Financial Services, Inc. (the “Company”) entered into an amended employment agreement with Paul O. Koether effective July 1, 2011.  He will relinquish the office of President but will continue as Chairman and Chief Executive Officer.  Mr. Koether will receive a reduction in annual salary from $240,000 to $120,000 effective July 1, 2011.

The Company also entered into an amended employment contract with Bryan P. Healey to add the title and duties of President to those of Chief Financial Officer effective July 1, 2011.  The agreement stipulates that Mr. Healey will receive an increase in annual salary from $156,000 to $168,000.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Bryan P. Healey was elected President of Kent Financial Services, Inc. effective July 1, 2011.  Mr. Healey has served as Chief Financial Officer of the Company since May 2006 and Director of the Company since November 2007.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Employment Agreement, dated June 13, 2011 by and between Kent Financial Services, Inc. and Paul O. Koether.

Exhibit 10.2	Employment Agreement, dated June 13, 2011 by and between Kent Financial Services, Inc. and Bryan P. Healey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kent Financial Services, Inc.

June 14, 2011	By: /s/ Bryan P. Healey
Name: Bryan P. Healey
Title: Chief Financial Officer